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                                                                   EXHIBIT 10.16

                    HEARST - TALK CITY OPERATING AGREEMENT
                    --------------------------------------

     This Operating Agreement (the "Agreement"), dated April 20, 1999 (the "Effective Date"), is made and entered into by and between Talk City, Inc. ("TC"), a California corporation, with offices at 307 Orchard City Drive, Suite 350, Campbell, CA 95008 and Hearst New Media and Technology ("Hearst"), a division of Hearst Communications, Inc., with offices at 959 Eighth Avenue, New York, New York 10019.

     WHEREAS, TC is in the business of, among other things, developing and maintaining a network of interrelated commercial Web Sites (as defined below), including but not limited to those pages currently beginning at the URLs http://www.talkcity.com and http://www.onnow.com;

     WHEREAS, Hearst currently maintains, or intends to develop and maintain, Web Sites relating to magazines, newspapers, broadcast and cable television, and other materials it publishes alone or in conjunction with others;

     WHEREAS, TC and Hearst mutually desire to develop a framework: (i) to enable TC and Hearst to develop a series of co-branded Web Sites which incorporate certain Hearst Properties (as defined below) into the network of Web Sites maintained by TC; and (ii) for TC to provide certain services for such co-branded Web Sites, and to produce certain of such sites; and

     WHEREAS, this Agreement sets forth the present mutual intention of the parties hereto to enter into projects to be set forth on schedules to be executed and attached to this Agreement by the parties hereto from time to time (each, a "Scope of Work").

     NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants set forth herein, the parties hereby agree as follows:

                                  ARTICLE I.

                                  Definitions
                                  -----------

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Section 1.01. Advertisement. "Advertisement" means any banner
                   -------------
advertisements, site sponsorship arrangements, performance-based advertising, referrals, click-throughs, leads and bounties, and all other similar activities which do not produce revenues through direct electronic sales.

     Section 1.02. Affiliate. "Affiliate" shall mean any Entity that directly,
                   ---------
or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Entity specified. For purposes of this definition, control of a Entity means the power, direct or indirect, to direct or cause the direction of the management and policies of such Entity whether by contract or otherwise and, in any event and without limitation of the previous sentence, any Entity owning twenty percent (20%) or more of the Voting Stock of a second Entity shall be deemed to control that second Entity.

     Section 1.03. Change in Control. "Change in Control" with respect to an
                   -----------------
Entity means (i) a sale of all or substantially all of the assets of such Entity and its Subsidiaries (as defined below), taken as a whole, (ii) a merger or consolidation of such Entity with or into another corporation or other Entity with the effect that the existing holders of such Entity's Voting Stock (as defined below) hold less than a

                                * Certain information in this Exhibit has been omitted and filed with the Commission. Confidental treatment has been requested with respect to the omitted portions.

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majority of the combined voting power of the then Voting Stock of the surviving corporation of such merger or the corporation or other Entity resulting from such consolidation, (iii) other than as a result of an Initial Public Offering (as defined below), the failure of the beneficial owners (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of Voting Stock of such Entity on the date hereof to own in the aggregate a majority of the combined voting power of the then outstanding Voting Stock of such Entity, (iv) the adoption by such Entity of a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution of such Entity, or (iv) the dissolution of Entity.

     Section 1.04. Chat. "Chat" shall mean online chat among End Users
                   ----
originating from a Hearst/Talk City Area which is located within the Talk City Service, with or without a particular theme, topic, guest, host or event and which may be scheduled for a particular date and time.

     Section 1.05. Co-Branded Area. "Co-Branded Area" shall mean a Hearst/OnNow
                   ---------------
Area or a Hearst/TalkCity Area, but expressly excluding any Hearst-Specific
Area.

     Section 1.06. Community Services. "Community Services" shall mean Chat,
                   ------------------
message boards and Homepages with or without a particular theme or topic.

     Section 1.07. End-User. "End-User" shall mean any Entity which accesses any
                   --------
Co-Branded Area either via Co-Branded Area or directly from a Talk City Service, including any version of the Talk City Service which TC may create in cooperation with any other third party (i.e., another co-branded version of the Talk City Service).

     Section 1.08. Entity. "Entity" shall mean any individual, corporation,
                            ------
partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization or a government or any agency or political subdivision thereof or other entity.

     Section 1.09. Hearst Content. "Hearst Content" shall mean those areas
                   --------------
within a Co-Branded Area, including the Community Services, that are directly related to a Hearst Property.

     Section 1.10. Hearst Property. "Hearst Property" shall mean any
                   ---------------
communication, entertainment, information, transaction or other related service or product owned, operated, distributed or authorized to be distributed or operated by or on behalf of Hearst, including, without limitation, (i) the English language version of the United States of America editions of those certain magazines and newspapers currently published by Hearst or any magazine or newspaper created later by the Hearst which derives its title in significant part from a current magazine or newspaper; (ii) any broadcast or cable television materials; or (iii) any materials containing Hearst Marks.

     Section 1.11. Hearst/OnNow Area. "Hearst/OnNow Area" shall mean those Web
                   -----------------
Sites or related services set forth on an effective Scope of Work attached hereto which (i) relate to or otherwise include any Hearst Property, (ii) relate to an OnNow Service and (iii) are specified in such Scope of Work as being a Hearst/OnNow Area.

     Section 1.12. Hearst-Specific Area. "Hearst-Specific Area" shall mean a Web
                   --------------------
Site maintained by or on behalf of Hearst or which contain any Hearst Property other than a Hearst/OnNow Area or Hearst/Talk City Area.

     Section 1.13. Hearst/Talk City Area. "Hearst/Talk City Area" shall mean
                   ---------------------
those Web Sites or related services set forth on an effective Scope of Work attached hereto (i) which relate to or otherwise

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include any Hearst Property, (ii) relate to a Talk City Service and (iii) and are specified in such Scope of Work as being a Hearst/Talk City Area.

     Section 1.14. Homepage. "Homepage" shall mean a Web Site developed by or on
                   --------
behalf of an End User which is primarily developed and used for non-commercial purposes.

     Section 1.15. Initial Public Offering. "Initial Public Offering" shall
                   -----------------------
mean, with respect to an entity, its first underwritten public offering of the then Voting Stock of such entity or the corporation or other entity surviving or resulting from a merger or consolidation to which the entity is a party.

     Section 1.16. Internet. "Internet" shall mean the international network of
                   --------
interconnected computers commonly referred to as the "Internet."

     Section 1.17. Mark. "Mark" means any and all trademarks, trade names,
                   ----
service marks, trade dress, logos, URLs, or identifying slogans of a party, whether or not registered.

     Section 1.18. Non-Hearst Content. "Non-Hearst Content" shall mean those
                   ------------------
general areas within the Talk City Service, including Chat and Homepages that are not related to a Hearst Property. Non-Hearst Content shall include, but not be limited to: an "Auto OnRamp" Chat room; and a Homepage on "Penny Lane".

     Section 1.19. OnNow Service. "OnNow Service" shall mean any communication,
                   -------------
entertainment information, transaction or other related service owned, operated, distributed or authorized to be distributed by or through TC or any Related Entity throughout the world related to the "OnNow" brand services.

     Section 1.20. Related Entity. "Related Entity" shall mean any distributor
                   --------------
or service provider of a party to this Agreement, or a Entity in which either party holds at least a five percent (5%) equity interest, or a Entity which holds at least a five percent (5%) equity interest in either party.

     Section 1.21. Talk City Service. "Talk City Service" shall mean any
                   -----------------
communication, entertainment, information, transaction or other related service owned, operated, distributed or authorized to be distributed by or through TC or any Related Entity throughout the world, including, but not limited to, the "Talk City" brand services, but expressly excluding the OnNow Service.

     Section 1.22. Subsidiary. "Subsidiary" shall mean any corporation,
                   ----------
partnership, joint venture or other entity of which a party, directly or indirectly, owns Voting Stock sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency).

     Section 1.23. Voting Stock. "Voting Stock" means, with respect to any
                   ------------
entity, securities ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors or persons performing similar functions with respect to such entity.

     Section 1.24. Web. "Web" shall mean those categories of communication
                   ---
allowing interactive communication over the Internet using hyper-text markup language commonly known as the "World Wide Web".

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     Section 1.25. Web Site. "Web Site" shall mean that subset of the Web
                   --------
represented by a single top level domain name, and related pages, including, without limitation, those textual, graphical, photographic and multimedia components embedded therein or attached thereto.

                                  ARTICLE II.

               Creation and Operation of Hearst/Talk City Areas
               ------------------------------------------------

     Section 2.01. Talk City Services. TC will provide all services required for
                   ------------------
the creation, maintenance and operation of the Co-Branded Areas as contemplated herein. TC will work with Hearst to create all versions of the Co-Branded Areas using material to be supplied by or on behalf of Hearst. TC will provide all necessary facilities, servers, connectivity and related equipment and technology required to host the Co-Branded Areas on TC's Internet servers and will ensure that such resources will support any of the Talk City Services or other technology which Hearst reasonably requests that TC use or support in connection with the Co-Branded Areas during the term of this Agreement. TC agrees that, at all times during the term of this Agreement, the resources it provides to host the Co-Branded Areas shall be sufficient to support and manage any number of simultaneous End Users that wish to use the Co-Branded Areas at any time. TC shall provide a means for End Users to download any software required, at no cost, for their participation in the Co-Branded Areas. Nothing in this Agreement shall be construed as a license to Hearst of any rights in or to such software, other a license for such limited rights to use such software in a manner consistent with this Agreement (including any Scope of Work attached hereto). TC shall operate and maintain the Talk City Services and Co-Branded Areas in a high-quality manner that will be at least consistent with TC's then-current terms of service or code of conduct. TC agrees that the Co-Branded Areas shall be made available to End Users on a 24/7 basis with a downtime of no more than 12 hours in any one month period. TC shall bear all the costs of providing the Co-Branded Areas and services that it is obligated to provide hereunder.

     Section 2.02. Chat Hosts. TC shall be responsible for engaging, training
                   ----------
and compensating all Chat hosts for any Chat room created by Hearst (a "Hearst Created Room") when a host is used, provided that Hearst may choose to supervise such Chats itself if and when it wishes. TC will not provide moderation for any bulletin boards or other similar services, other than Hearst OnNow Areas, which Hearst chooses to include with the Co-Branded Areas, but Hearst may choose, in its sole discretion, to supervise such bulletin boards or similar services.

     Section 2.03. Terms of Service; Removal of Content
                   ------------------------------------

     (a) TC shall have the right to remove, or cause to be removed, from the entire Talk City Service including but not limited to the Hearst Created Rooms and Co-Branded Areas any information, statements or other material or content which is not provided to it by or on behalf Hearst, if such material is in violation of any terms of the then current terms of service or code of conduct therefor. In addition, Hearst will have the right to de-link or otherwise remove links from the Co-Branded Areas and the Hearst-Specific Areas to any content, Chats or Homepages, or other Web Sites in Co-Branded Areas, in Hearst's sole discretion.

     (b) General Policies - Subject to the foregoing provisions of this Section 2.03, the parties agree that they shall work together in good faith to develop and maintain terms of service and codes of conduct for all of the Co-Branded Areas described above which are reasonably similar to each other.

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     Section 2.04. Support. Hearst may, in its sole discretion, provide
                   -------
personalities, Chat hosts and other content area experts for the Chats in the Hearst Created Rooms as well as information for display in the Co-Branded Area on a schedule which is acceptable to both parties. Hearst also agrees to provide TC with such content and tools for End Users to incorporate into Homepages as are set forth on a Scope of Work. TC agrees to supply Hearst with text based transcripts of any special event Chats for posting on the Co-Branded Areas.

     Section 2.05. Collection of Information from End Users
                   ----------------------------------------

     (a) Usage Data - TC will electronically tag and track each End User as they register from any Co-Branded Areas entry point (the "Entry Point") and use the Co-Branded Areas. TC will supply Hearst on a monthly basis any aggregate data which TC collects on such users who have registered via a Entry Point, including
(i) traffic patterns and user feedback related to the Co-Branded Areas and (ii) any use of Talk City Services by End Users registering with the Co-Branded Areas (the "Usage Data"). Hearst may make reasonable requests from time to time that TC provide it with certain data regarding the Co-Branded Areas collected from individual End Users, subject to TC's ability to receive such data. TC and Hearst will co-own all data on such End Users that registered via an Entry Point and each party will have access to that individual data as well as overall aggregate data from the Talk City Services. TC shall deliver said co-owned End User data in a format and on a schedule as designated by Hearst. Subject to adherence with the Privacy Policy (as defined below), each party shall be entitled to enter into third party arrangements pertaining to such data without accounting to the other party.

     (b) Registration of End Users - In general, all End Users coming from the Co-Branded Areas will be presented with the opportunity to register their personal chat nickname for use in chatting, message boards or other non-premium Talk City Services. However at all times during the term of this Agreement unless Hearst agrees, in its sole discretion, to the contrary, TC agrees that all End Users of the Co-Branded Areas will have the right to use such services
(i) at no cost unless such End User has obtained access to the Talk City Service via a third party that chooses to charge such End User a non-content specific access charge and (ii) as a guest user who will not be required to complete a registration process, provided that Hearst acknowledges that any such guest users will not be permitted to participate in Talk City Services using any nicknames reserved by End Users of the Talk City Service who have completed the required registration process. TC agrees that Hearst shall have the right to customize, if technically feasible, the registration process, including the look and feel thereof, for any End Users of the Co-Branded Areas coming from a Hearst-Specific Area. In addition, if TC or Hearst determine that End Users coming from the Hearst-Specific Areas should provide personal information in connection with any of the registration processes for Co-Branded Areas described above, then the parties must first mutually agree that such registration process is necessary and then mutually agree upon all aspects thereof. TC shall provide Hearst, on a monthly basis, with reports which provide Hearst with information collected by TC during the past month in connection with any of the registration processes described above or from End Users of the Co-Branded Areas who come from a Hearst-Specific Area (the "Registration Information"). Subject to the terms of Section 3.04, Hearst acknowledges that TC may offer, in TC's sole discretion, in the future, certain premium add-ons and services related to the Talk City Services; provided, however, that if such premium add-ons and services are offered or made available in the Co-Branded Areas or to any End Users who come from the Hearst-Specific Areas, then such offers and promotions thereof will be subject to the approval of Hearst and if so approved will be no more costly to the End Users coming from a Hearst-Specific Area than to users coming from areas of the Talk City Service.

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     (c) Privacy Policy - All collection and use of the Usage Data, Registration
Information and any other information collected or received from End Users in the Co-Branded Areas (the "Site Data") who register through Entry Points whether through the registration process or otherwise, shall be subject to a privacy policy to be mutually agreed upon by Hearst and TC, as amended by Hearst and TC from time to time, which privacy policy will be consistent with generally accepted industry standard policies on user privacy and communications and, at a minimum, will inform such End Users of how such Site Data may be used by the parties and will provide such End Users with the option of declining to receive any or all of the mailings or other services offered by either party (the "Privacy Policy"). Each End User shall be able to access the Privacy Policy from the Co-Branded Areas and shall be clearly informed of the terms of the Privacy Policy during any registration process. Neither party may use, or authorize any other Entity to use, any Site Data in any manner which is not strictly in compliance with the terms of the Privacy Policy.

     Section 2.06. Ownership and Use of End User Information. TC and Hearst
                   -----------------------------------------
shall jointly own all Site Data. Hearst shall have no rights to any End User data of users who have registered with other TC partners, unless such End Users also register through an Entry Point. Subject to strict compliance with the terms of the Privacy Policy described above, both parties shall be permitted to use such Site Data for marketing and other similar purposes (provided that advance written notice is given to the other party and such other party does not object in writing to such use for purposes other than marketing); provided,
                                                                  --------
however, that the Privacy Policy will allow Hearst and TC to use aggregate Usage
-------
Data, but will prohibit use of any individual Usage Data by either party for direct marketing or direct solicitation purposes without the prior written consent of the other party.

     Section 2.07. Tracking End User Traffic and Page Views. All Co-Branded
                   ----------------------------------------
Areas, will be situated in a designated Hearst-owned URL directory, residing upon TC's servers, such that Hearst receives MediaMetrix and I/Pro audit credit, or credit from such other Web traffic measurement companies which Hearst may wish to use from time to time ("Traffic Credit"); provided, however, that, with
                                                  --------  -------
respect to any page in the Co-Branded Area which (i) contains only a small amount of Hearst Content and (ii) contains a significantly large amount of content from another TC partner whose agreement with TC requires such other TC partner to receive Traffic Credit for such page, TC may, upon at least three business day's advance written notice to Hearst, use the other TC Partner's URL on such page; provided, further, that if Hearst objects to the use of such other
              --------  -------
URL, TC will not integrate the Hearst Content with the traffic and/or content of such other partners.

     Section 2.08. Trademarks. Each party acknowledges and agrees for all purposes that all Marks associated with the other party and/or the other party's services, products, literature, promotional materials or otherwise, whether or not registered, constitute the other party's exclusive property. Each party ("Licensor") hereby grants to the other party ("Licensee") a non-exclusive, non-transferable, non-assignable, royalty-free license ("License") to use those Marks of Licensor specifically set forth on a Scope of Work as a "Licensed Mark"; provided, however, that any such License shall be solely for purposes of
       --------  ------
performing Licensee's obligations under this Agreement (including, without limitation, in connection with any Advertising, marketing and promotional activities undertaken and materials developed pursuant to such Scope of Work). All uses by Licensee of Licensor's Marks shall be in accordance with such quality control standards as the Licensor may promulgate from time to time, and Licensee agrees to immediately and permanently refrain from all uses of Licensor's Marks to which Licensor objects. All uses of Licensor's Marks by Licensee, including all goodwill arising therefrom shall inure solely to the benefit of Licensor. All promotional literature and other materials prepared by either party in connection with its promotional obligations hereunder shall bear appropriate copyright and/or trademark notices as prescribed by the party whose content or branding is included therein.

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Licensee agrees it will not use, register or attempt to register in any jurisdiction, or otherwise appropriate or adopt any name, mark or logo that is confusingly similar to Licensor's Marks. Licensor retains all rights with respect to Licensor's Marks that are not specifically granted to Licensee herein. At no time during the term of the Agreement or thereafter shall Licensee attack, challenge or file any application with respect to any Licensor Mark. Unless specifically stated to the contrary in a Scope of Work, all Licenses granted hereunder shall be non-exclusive.

     Section 2.09. Promotion and Marketing. Subject to the provisions of Section
                   -----------------------                               -------
2.08, Hearst may use the "Talk City" trademark and logo, any depictions of the
----
actual Co-Branded Areas or material created for the Co-Branded Areas pursuant hereto, as well as any other material, names, logos and trademarks of TC which TC chooses to make available to Hearst in its sole discretion (the "TC Material"), in any Advertisement, marketing and promotion activities in which Hearst may choose to engage, provided that such use shall be made in accordance with any guidelines regarding such TC Material provided by TC, including any amended guidelines. Subject to the provisions of Section 2.08, TC may use any
                                                 ------------
material supplied to TC by Hearst, including any Hearst names, logos and trademarks included therein, (the "Hearst Material") for the specific purposes described herein subject to the terms hereof. In addition, TC may use Hearst Material for certain limited Advertisements, marketing and promotional purposes if it first obtains the prior written approval of Hearst regarding each such use. All uses of Hearst Material by TC shall be made in accordance with any guidelines regarding the Hearst Material provided by Hearst from time to time, including any amended guidelines, and any and all Hearst guidelines regarding the use of Hearst intellectual property, talents' names, likenesses and images as well as any other requirement related thereto. TC will provide Hearst with samples of marketing literature and material that include any Hearst Material for purposes of determining compliance with Hearst's guidelines prior to any use thereof. Neither party will make any statements to the effect, or which imply, that any other party "certifies," endorses or guarantees the performance of any service or product of such party. Except as otherwise provided in a separate agreement between the parties, neither party will use or display any name, trademark or logo of the other parties hereto in any other way or after the termination of this Agreement. The parties agree to issue a mutually agreeable unbundled press release for the launch of the expanded Co-Branded Areas and for any other events and topics of public interest about which the parties mutually agree. Furthermore, both parties agree to make commercially reasonable efforts to co-market the relationship through any relevant printed or online Advertisements or other marketing materials related to each party's services described herein which the parties may distribute. Notwithstanding the foregoing but subject to the terms of Section 12.9, either party may issue press releases that the parties agree are required by law or regulation without the consent of the other party; provided, however, that prior to any issuance of any required
                 --------  -------
press release, a copy of the proposed press release shall be submitted to the non-issuing party for review, and the issuing party will, to the extent allowed by law or regulation, consider any proposals to the press release which are given to the issuing party within 2 business days from the date of such notice. Hearst and TC agree to make commercially reasonable efforts to pursue cross-promotional opportunities, which include cross-links to each other's Web Sites, in the form of permanent links in prominent above the fold positions in strategic pages; provided, however, that neither party shall be required to
                 --------  -------
provide such cross-links except as expressly set forth in a Scope of Work.

     Section 2.10. Ownership.
                   ---------

     (a) Except for material owned by TC and provided for use hereunder and the material described in Section 2.06, Hearst and its licensors, suppliers, agents and Affiliates will own all rights to the Hearst Content material, including, but not limited to, any material created by Hearst for use therein, Chat transcripts and bulletin board messages. To the extent that Hearst has the requisite rights to do so

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and to the extent that such grant is not subject to third party restrictions,
Hearst grants TC a royalty free license to use any transcripts related to a Hearst Property which is created in a Co-Branded Area for the Initial Term of this agreement and for each subsequent Renewal Term (as such terms are defined below) subject to the terms hereof and the Privacy Policy. Hearst shall have the right to set any guidelines for the archiving and placement of such materials on the Talk City Service or any other usage by TC that it chooses to set in its sole discretion.

     (b) TC shall retain ownership of all TC Material that, as a result of this Agreement, are co-branded with Hearst and created with the cooperation of Hearst. This applies to current or future areas of Talk City Services that TC creates without specific cooperation but for which Hearst agrees to co-brand anyways. Such examples are TC Food Talk, TC Working Moms, and other existing TC properties that are co-branded with Hearst as a result of this Agreement.

                                 ARTICLE III.

                   Advertising in the Hearst/Talk City Areas
                   -----------------------------------------

     Section 3.01. Hearst Advertising Inventory Sales. TC shall be responsible
                   ----------------------------------
for selling [*]% of the Advertisements in the Co-Branded areas until both parties mutually agree upon a method for Hearst to sell such inventory.

     Section 3.02. Advertising Sales Guidelines. All such Advertisements
                   ----------------------------
appearing in Co-Branded Areas will comply with any applicable Hearst guidelines regarding the use of intellectual property related to any Hearst Property or the Chat guests' names, likenesses and images and any other requirement related thereto of which TC is informed by Hearst. Hearst has approval rights on all aspects of such Advertisements on the Co-Branded Area, including, without limitation, the selection of advertisers and the content and position of the Advertisements.

     Section 3.03. Transaction Revenues
                   --------------------

     (a) TC shall pay Hearst [*] percent ([*]%) of all gross revenues which its receives in connection with transactions in the "Talk City Store" area of the Talk City Service which are attributable to End Users which entered the Talk City Service from Co-Branded Areas ("Merchandise Sales").

     (b) TC shall pay Hearst [*] percent ([*]%) of the gross revenues which it receives from third parties in connection with transactions between such third parties and End Users which entered the Talk City Service from the Co-Branded Areas ("Transaction Fees").

     (c) The party who sells any Advertisements to be placed on a Co-Branded Area shall deliver to the other party [*] percent ([*]%) of the gross revenues which it receives from third parties in connection with the sale of such Advertisements and shall retain the remaining [*] percent ([*]%).

     (d) If Hearst, in its sole discretion, chooses to link to or offer transaction services within the Co-Branded Areas, then Hearst and TC shall mutually agree upon how the parties will share any revenue attributable thereto before such services are linked to or offered within the Co-Branded Areas.

     Section 3.04. Future Revenue. The parties agree that if any future revenue
                   --------------
generating opportunities not described above are created in connection with the Talk City Service or the Co-Branded Areas, the parties will negotiate in good faith regarding what revenue sharing arrangements

                                * Certain information on this page has been omitted and filed with the Commission. Confidental treatment has been requested with respect to the omitted portions.

between the parties would be appropriate provided that, unless such
                                         --------
opportunities involve characteristics which would make them materially different from the opportunities described above, it is the intent of the parties to share such revenues in a manner similar to that described above. No revenue sharing arrangements between the parties with respect to any such revenue generating opportunities will not be binding upon the parties except as set forth in a Scope of Work.

     Section 3.05. Excluded Revenue. Except as otherwise agreed by the parties,
                   ----------------
at no time shall Hearst be entitled to any revenue received by TC in connection with infochats, user add-ons (Chat @ Talk City), market research, custom community programming, or other corporate services which do not relate to the Hearst/Talk City Areas.

                                  ARTICLE IV.

                           Payments and Audit Rights
                           -------------------------

     Section 4.01. Payments to Hearst. Within forty-five (45) days following the
                   ------------------
end of each quarter (March 31, June 30, September 30, December 31) TC shall prepare and deliver to Hearst (i) a quarterly statement providing sufficient detail regarding revenues received from third parties from Merchandise Sales, Transaction Fees, the sale of Advertisements and all other revenue to which Hearst is entitled to receive payments from TC pursuant to this Agreement (the "TC Income Statement"), and (ii) all payments for such quarter required to be paid by TC to Hearst pursuant to this Agreement (the "TC Revenue Payment").

     Section 4.02. Payments to TC. Within than forty-five (45) days following
                   --------------
the end of each quarter (March 31, June 30, September 30, December 31) Hearst shall prepare and deliver to TC (i) a quarterly statement providing sufficient detail regarding revenues received from third parties from the sale of Advertisements and all other revenue to which TC is entitled to receive payments from Hearst pursuant to this Agreement (the "Hearst Income Statement," and together with the TC Income Statement, the "Income Statements"), and (ii) all payments for such quarter required to be paid by Hearst to TC pursuant to this Agreement (the "Hearst Revenue Payment").

     Section 4.03. Audit Rights
                   ------------

     (a) Hearst and TC shall mutually agree upon the measurement methods and calculations required to determine whether a revenue or an expense is applicable to Advertisements on the Co-Branded Areas. Either party (the "Inspecting Party") shall have the right, upon reasonable written notice to the other party (the "Audited Party"), to inspect, or have its agents inspect, the Audited Party's books and records and all other documents and material in the possession of or under its control with respect to the Income Statements prepared and delivered by the Audited Party at the place or places where such records are normally retained by the other party. Both parties or its agents shall have free and full access thereto during normal business hours for such purposes and shall be permitted to be able to make copies thereof and extracts therefrom. In the event that such inspection reveals a discrepancy in the amount of any payments owed to the other party from what was actually paid, the other party shall pay such discrepancy. In the event that such discrepancy is in excess of ten percent (10%) of the payments due for the period audited, the party shall also reimburse the other party for the reasonable costs of performing the audit. All books and records relative to either party's obligations hereunder shall be maintained and kept accessible and available to the other party for inspection for at least two
(2) years after termination of this Agreement.

     (b) If the Inspecting Party disputes the determination of revenue stated on an Income Statement, the parties shall use their best efforts to resolve such dispute within thirty (30) days of the Inspecting Party's written notification to the Audited Party of such dispute. If at the end of such thirty (30) day period, the Inspecting Party and the Audited Party are unable to resolve such dispute, the Inspecting Party and the Audited Party shall, as promptly as possible, but within five (5) days, select and appoint a nationally recognized independent public accounting firm (an "Arbiter") mutually acceptable
                                        -------
to the Inspecting Party and the Audited Party to resolve such dispute within forty-five (45) days. The determination and resolution of the Arbiter shall be final and binding upon the Inspecting Party and the Audited Party. If the Inspecting Party and the Audited Party cannot agree on such a mutually acceptable Arbiter within such five (5) day period, each of the Inspecting Party and the Audited Party shall select one (1) Arbiter within five (5) days, and the two (2) Arbiters so selected shall jointly select within ten (10) days a third Arbiter to resolve such dispute. In such event, the determination of the third Arbiter shall be final and binding upon the Inspecting Party and the Audited Party. In the event that either the Inspecting Party or the Audited Party, as the case may be, fails to select an Arbiter (as contemplated by the second preceding sentence) within such five (5) day period, such party shall lose its right to select an Arbiter, and the decision of the one (1) selected Arbiter shall be final and binding upon the Inspecting Party and the Audited Party. Disputes with respect to the calculation of revenues shall in no way affect the Audited Party's obligation to make timely payment to the Inspecting Party of the TC Revenue Payment or Hearst Revenue Payment, as the case may be, and the Audited Party shall deliver to the Inspecting Party in a timely manner the full amount of the TC Revenue Payment or Hearst Revenue Payment, as the case may be, as calculated pursuant to the relevant Income Statement.

                                  ARTICLE V.

                                  Exclusivity
                                  -----------

     Section 5.01. Hearst Competitors
                   ------------------

     (a) During the term of this agreement, TC agrees not to enter into a similar co-branding agreement with a traditional off-line competitor of any Hearst Property which has entered into a Scope of Work (if such Scope of Work provides that TC is the active and exclusive provider of Chat services for said Hearst Property), during the term of such Scope of Work, if such competitor is directly competitive to such Hearst Property, including but not limited to brands at the following companies that deal with similar content matter as that of the participating Hearst Property (collectively, the "Hearst Competitors"):

          (i) With respect to any Hearst magazine (including, without limitation, the series of Web Sites currently located at URL http:www.homearts.com, or any other successor Web Site): Conde Nast; Martha Stewart; Meredith Publications; Hachette; Advance Publications; Time Warner; News Corporation; and/or online and Internet competitor Web Sites such as iVillage, Electra, PathFinder's women's areas, Thrive, Epicurious, and Martha Stewart.com.

          (ii) For other Hearst Properties, when the specific Scope of Work is defined, Hearst and TC will mutually agree on the excluded list of Hearst Competitors, with the understanding that, such a list will not cause Talk City to terminate any then existing agreements of TC with other companies.

     (b) TC will not integrate the Hearst Competitors or their respective brands and Web Sites into, or make them accessible from (other than paid banner advertisements), the Talk City Services or

OnNow Services, provided, however, that this exclusivity does not apply to NBC
---------------
Interactive and Cox Interactive Media, or their respective Affiliates.

     Section 5.02. TC Competitors. During the term of this agreement, Hearst
                   --------------
Properties participating in the Co-Branded Area pursuant to a Scope of Work will not, during the term of such Scope of Work, enter into any other arrangements similar to that of the Co-Branded Areas with other community providers that compete with Talk City Services. When the specific Scope of Work is defined, Hearst and Talk City will mutually agree on the excluded list of competitors of TC; provided, however, that such competitors will include, but are not limited
    --------  -------
to, theglobe; GeoCities; Tripod; angelfire; whowhere; Xoom; and wbs (the "TC Competitors"). Nothing herein will preclude any Hearst Property from participating in (i) scheduled or celebrity chat events with any of the TC Competitors or (ii) AOL Chat.

                                  ARTICLE VI.

                             Term and Termination
                             --------------------

     Section 6.01. Term.
                   ----

     (a) The term of this Agreement shall be three (3) years from the Effective Date of this Agreement ("Initial Term"). This Agreement shall be automatically extended for an additional two (2) year period (a "Renewal Term") upon the completion of the Initial Term or any Renewal Term unless either party notifies the other in writing of its election to have the Agreement expire at least sixty
(60) days in advance of the end of the then-current term.

     (b) No Hearst Property will be subject to or bound by this Agreement unless and until such Hearst Property has entered into an effective Scope of Work and will only be bound by this Agreement for the term of such Scope of Work. A Scope of Work will be effective when (i) it explicitly states that it is a "Scope of Work" pursuant to this Agreement, (ii) it is executed and delivered by an authorized officer of TC and (iii) it is executed and delivered by an authorized officer of the Hearst Property to be bound by such Scope of Work. A scope of Work shall remain in effect until the termination or expiration date stated in such Scope of Work, or if there is no stated date, until the termination or expiration of this Agreement.

     Section 6.02. Termination.
                   -----------

     (a) This Agreement may be terminated prior to the end of the Initial Term or any Renewal Term as follows:

          (i)   at any time by mutual written consent of TC and Hearst;

          (ii) by either party hereto for any reason by giving sixty (60) days written notice to the other party at any time after the first year of the Initial Term; provided, however, that any Scope of Work that has become
                   --------  -------
     effective within the twelve (12) month period prior to the termination of this Agreement pursuant to this Section 6.02(a)(ii) will not terminate
                                     -------------------
     until the one year anniversary of the effective date of such Scope of Work;

          (iii) by Hearst by giving written notice to TC if at any time a Change of Control of TC shall occur;

          (iv) by Hearst by giving written notice to TC if at any time any materials are posted on the Co-Branded Areas, the Talk City Services or the OnNow Services which, in Hearst's reasonable opinion will likely injure the good name or reputation of Hearst, any Hearst Property or any Hearst Mark, and such materials are not removed within seven (7) days after the notice of such likelihood of injury;

          (v) by either party hereto by giving written notice to the other party at any time in the event the other party has breached any representation, warranty, covenant, or other agreement contained in this Agreement in any material respect and (A) in the case of a breach of
     Section 7.01(c) or (d), or Section 7.02(c) or (d), the breach has continued without cure for a period of two (2) days after the notice of the breach ; or (B) for any other breach, the breach has continued without cure for a period of thirty (30) days after the notice of the breach (provided the party giving such notice is not also in breach of any provision of this Agreement in any material respect at the time such notice is given); or

          (vi) by either party hereto by giving written notice to the other party at any time in the event the other party (a) files a petition in bankruptcy (or is the subject of an involuntary petition in bankruptcy that is not dismissed within sixty (60) days after the effective filing date thereof), (b) is or becomes insolvent, or (c) admits of a general inability to pay its debts as they become due.

     (b) A Scope of Work may be terminated prior to the termination date stated therein, or if no stated date, prior to the end of the Initial Term or any Renewal Term by either party hereto for any reason by giving sixty (60) days prior written notice to the other party at any time following the first year of the term of such Scope of Work.

     Section 6.03. Effect of Termination. Upon the expiration or termination of
                   ---------------------
this Agreement, each Scope of Work shall terminate (except for each Scope of Work which survives for a period after termination pursuant to Section
                                                               -------
6.02(a)(ii), which shall terminate pursuant to the provisions of Section
-----------                                                      -------
6.02(a)(ii)). Upon the expiration or termination of a Scope of Work:
-----------

     (a) TC shall, with respect to such Scope of Work, (a) immediately remove the Co-Branded Areas from its Web servers, (b) immediately cease using any Hearst Mark or other intellectual property of Hearst, (c) within five (5) days of such termination, return the Hearst Content, Hearst Materials, Confidential Information of Hearst and other materials provided to TC by or on behalf of Hearst (including all electronic copies thereof) and (d) within fifteen (15) days of such termination deliver to Hearst a final TC Income Statement and TC Revenue Payment. Further, concurrently with the delivery by the TC to Hearst of the such materials, an officer of TC shall certify in writing to Hearst that all such materials have been delivered to Hearst.

     (b) Hearst shall, with respect to such Scope of Work, (a) immediately cease using any TC Mark or other intellectual property of TC, (b) within five (5) days of such termination, return the TC Materials, Confidential Information of TC and other materials provided to Hearst by or on behalf of TC (including all electronic copies thereof) and (c) within fifteen (15) days of such termination deliver to Hearst a final Hearst Income Statement and Hearst Revenue Payment. Further, concurrently with the delivery by Hearst to TC of the such materials, an officer of Hearst shall certify in writing to TC that all such materials have been delivered to TC.

     (c) All other provisions of this Agreement shall survive termination of the Scope of Work.

     Section 6.04. Hearst Control of Brands. At any time during the Initial
                   ------------------------
Term, or any Renewal Term, Hearst may include or omit any Hearst Property or Web Sites in the Co-Branded Areas upon 60 (sixty) day's written notice to TC; provided, however, that the inclusion of new Hearst Properties or Web Sites is
--------  -------
subject to commercial reasonableness for TC to integrate the TC's Services with those Hearst Properties and Web Sites.

                                 ARTICLE VII.

                        Representations and Warranties
                        ------------------------------

     Section 7.01. Representations and Warranties of TC. Licensor represents and
                   ------------------------------------
warrants to Hearst as follows:

     (a) Authority. TC has all requisite power and legal capacity to execute and
         ---------
deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and duly and validly executed and delivered by TC and constitutes a legal, valid and binding obligation of TC enforceable against TC in accordance with its terms.

     (b) No Conflicts. The execution and delivery by TC of this Agreement do
         ------------
not, and the performance by TC of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both): (i) conflict with or result in a violation or breach of any of the certificate of incorporation or by-laws (or other similar governing documents) of TC; (ii) conflict with or result in a violation or breach of any law or order applicable to TC, or any of its assets and properties; or (iii)(A) conflict with or result in a violation or breach of, (B) constitute a default under, (C) require TC to obtain any consent, approval or action of, make any filing with or give any notice to any Entity as a result or under the terms of, or (D) result in the creation or imposition of any lien upon TC or any of its assets and properties under, any material contract or material license to which TC is a party or by which any of its assets and properties is bound.

     (c) Content. TC will not provide any materials to Hearst or publish any
         -------
materials on the Co-Branded Area, Talk City Service or OnNow Service that: (a) infringes on any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (b) violates any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control); (c) is defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (d) is obscene or pornographic or contains child pornography; (e) violates any laws regarding unfair competition, anti-discrimination or false advertising, or (f) to the best of TC's knowledge, contains any viruses, trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information.

     (d) Year 2000 Compliant. To the best of TC's knowledge, based on
         -------------------
representations and warranties made by third parties, technology used or supplied by or on behalf of TC pursuant to this Agreement (exclusive of technology supplied by Hearst) ("TC Technology") shall be Year 2000 Compliant. As used in this Section 7.01(d), "Year 2000 Compliant" means that the TC Technology is designed to be used prior to, during and after the calendar Year 2000 A.D., and will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data; provided that all other hardware, software or firmware used in conjunction with the TC

Technology properly exchange accurate and properly formatted date data with the TC Technology being evaluated for Year 2000 Compliance. TC agrees to use commercially reasonable practices (including without limitation periodic inspections of each Talk City Service and OnNow Service) to ensure that End User-generated content published or distributed on such service does not create liability for Hearst.

     Section 7.02. Representations and Warranties of Hearst. Hearst represents
                   ----------------------------------------
and warrants to TC as follows:

     (a) Authority. Hearst has all requisite power and legal capacity to execute
         ---------
and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and duly and validly executed and delivered by Hearst and constitutes a legal, valid and binding obligation of Hearst enforceable against Hearst in accordance with its terms.

     (b) No Conflicts. The execution and delivery by Hearst of this Agreement do
         ------------
not, and the performance by Hearst of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both): (i) conflict with or result in a violation or breach of the certificate of incorporation or by-laws (or other similar governing documents) of Hearst; (ii) conflict with or result in a violation or breach of any law or order applicable to Hearst, or any of its assets and properties; or (iii)(A) conflict with or result in a violation or breach of, (B) constitute a default under, (C) require Hearst to obtain any consent, approval or action of, make any filing with or give any notice to any Entity as a result or under the terms of, or (D) result in the creation or imposition of any lien upon Hearst or any of its assets and properties under, any material contract or material license to which Hearst is a party or by which any of its assets and properties is bound.

     (c) Content. Hearst will not provide any materials to TC or publish any
         -------
materials on the Co-Branded Area that: (a) infringes on any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (b) violates any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control); (c) is defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (d) is obscene or pornographic or contains child pornography; (e) violates any laws regarding unfair competition, anti-discrimination or false advertising, or (f) to the best of Hearst's knowledge, contains any viruses, trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information.

     (d) Year 2000 Compliant. To the best of Hearst's knowledge, based on
         -------------------
representations and warranties made by third parties, technology used or supplied by or on behalf of Hearst pursuant to this Agreement (exclusive of technology supplied by TC) ("Hearst Technology") shall be Year 2000 Compliant. As used in this Section 7.02(d), "Year 2000 Compliant" means that the Hearst Technology is designed to be used prior to, during and after the calendar Year 2000 A.D., and will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data; provided that all other hardware, software or firmware used in conjunction with the Hearst Technology properly exchange accurate and properly formatted date data with the Hearst Technology being evaluated for Year 2000 Compliance. Hearst agrees to use commercially reasonable practices (including without limitation periodic inspections of each Hearst-Specific Area) to ensure that End User-generated content published or distributed on such service does not create liability for TC.

     Section 7.03. Recourse and Remedies. Each party agrees that its sole and
                   ---------------------
exclusive remedy for a breach of any warranty made by the other party pursuant to this Section 7 shall be indemnification as set forth in Section 8 hereof.
        ---------                                          ---------

                                 ARTICLE VIII.

                                Indemnification
                                ---------------

     Section 8.01. TC. TC shall indemnify, defend and hold harmless Hearst and
                   --
its Affiliates and their respective employees, officers, directors, and agents (the "Hearst Parties") from any and all claims, demands, suits, actions,
      ------ -------
damages, fines, penalties, costs and expenses (including but not limited to attorneys' fees and disbursements) and judgments brought or obtained by a third party ("Losses"), of whatever type or kind arising out of any breach by TC of
        ------
any of the terms and conditions of this Agreement. Hearst shall cooperate with, and assist, TC with respect to any such Losses by (i) promptly notifying TC of any such Losses (provided that the failure to give such notice shall not affect TC's indemnification obligations except to the extent that TC is actually prejudiced thereby), (ii) promptly providing to TC any reasonably requested documents in its possession, custody, or control, and (iii) making its personnel familiar with the facts available to TC, except that TC shall reimburse Hearst for any out-of-pocket travel, lodging, and subsistence expenses necessarily and reasonably incurred by Hearst in effecting such cooperation.

     Section 8.02. Hearst. Hearst shall indemnify, defend and hold harmless TC
                   ------
and its Affiliates and their respective employees, officers, directors, and agents (the "TC Parties") from any and all Losses of whatever type or kind
             -- -------
arising out of any breach by Hearst of any of the terms and conditions of this Agreement. TC shall cooperate with, and assist, Hearst with respect to any such Losses by (i) promptly notifying Hearst of any such Losses (provided that the failure to give such notice shall not affect Hearst's indemnification obligations except to the extent that Hearst is actually prejudiced thereby),
(ii) promptly providing to Hearst any reasonably requested documents in its possession, custody, or control, and (iii) making its personnel familiar with the facts available to Hearst, except that Hearst shall reimburse TC for any out-of-pocket travel, lodging, and subsistence expenses necessarily and reasonably incurred by TC in effecting such cooperation.

                                  ARTICLE IX.

                            Limitation of Liability
                            -----------------------

     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROSPECTIVE PROFITS OR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES BY REASON OF ANY FAILURE BY SUCH PARTY TO PERFORM ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO SUCH DAMAGES ARISING FROM TORT, INCLUDING NEGLIGENCE AND STRICT LIABILITY, BREACH OF CONTRACT OR WARRANTY), INCLUDING WITHOUT LIMITATION DAMAGES FOR INTERRUPTED COMMUNICATIONS, LOST DATA OR LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF (OR KNOWS OR SHOULD KNOW
OF) THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

                                   ARTICLE X.

                              General Provisions
                              ------------------

     Section 10.01. Force Majeure. Neither party shall be liable for, or be
                    -------------
considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such party's reasonable control and which such party is unable to overcome by the exercise of reasonable diligence; but the existence of any such event shall not excuse any failure or delay by TC in making any payment to Hearst for monies due Hearst. Notwithstanding the foregoing, either party may terminate this Agreement upon written notice to the other party in the event such failure to perform continues unremedied for a period of thirty (30) days in the aggregate.

     Section 10.02. Independent Contractors. The parties to this Agreement are
                    -----------------------
independent contractors. Neither party is an agent, representative, or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either party.

     Section 10.03. Waiver. Any term or condition of this Agreement may be
                    ------
waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     Section 10.04. Entire Agreement. This Agreement supersedes all prior
                    ----------------
discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     Section 10.05. Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     Section 10.06. Discretion of Parties. Except as expressly stated otherwise
                    ---------------------
herein, whenever a party's consent or approval is required herein, such consent or approval may be withheld by such party in such party's sole discretion.

     Section 10.07. Section Headings; Exhibits. The section and subsection
                    --------------------------
headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. Any exhibits referred to herein and attached hereto, or to be attached hereto, are incorporated herein to the same extent as if set forth in full herein.

     Section 10.08. Neutral Construction. The parties to this Agreement agree
                    --------------------
that this Agreement was negotiated fairly between them at arm's length and that the final terms of this Agreement are the product of the parties' negotiations. Each party represents and warrants that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).

     Section 10.09. Notices. All notices, requests, consents, waivers and other
                    -------
communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

     If to the Company, to:

     Talk City, Inc.
     307 Orchard City Drive, Suite 350
     Campbell, CA 95008
     Facsimile No.: (408) 871-5300
     Attn: Daniel Paul

     with a copy to:

     Wilson, Sonsini Goodrich and Rosati
     650 Page Mill Road
     Palo Alto, CA 94304
     Facsimile No: (650) 496-4088
     Attn: Page Mailliard

     If to Hearst, to:

     Hearst Communications, Inc.
     New Media & Technology
     959 Eighth Avenue
     New York, New York 10019
     Facsimile No.: (212) 582-7739
     Attn: Alfred C. Sikes, President

     with copies to:

     Hearst Communications, Inc.
     959 Eighth Avenue
     New York, New York 10019
     Facsimile No.: (212) 649-2035
     Attn: Jonathan E. Thackeray, General Counsel

     and

     Rogers & Wells, LLP
     200 Park Avenue
     New York, New York 10166
     Facsimile No.: (212) 878-8375
     Attn: Steven A. Hobbs

     All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     Section 10.10. Amendment. This Agreement may be amended, supplemented or
                    ---------
modified only by a written instrument duly executed by or on behalf of each party hereto.

     Section 10.11. Assignment. TC shall not assign this Agreement or any right,
                    ----------
interest or benefit under this Agreement without the prior written consent of Hearst, such consent not to be unreasonably withheld. TC acknowledges that Hearst shall have the right to freely assign or transfer, in whole or in part, any of its rights, interests, benefits or obligations hereunder, including the Agreement itself, to any party in its sole discretion. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     Section 10.12. Partial Invalidity. If any provision of this Agreement is
                    ------------------
held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     Section 10.13. Confidentiality.
                    ---------------

     (a) This Agreement creates a relationship of confidence and trust among the TC and its affiliates and their respective officers, directors, agents and employees on the one hand and, Hearst and its affiliates and their respective officers, directors, agents and employees on the other hand, with respect to any information applicable to either party's business, clients, or customers, including, without limitation, (i) technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services, as well as (ii) information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information ("Confidential Information") of the disclosing party ("Disclosing Party"), which
  ------------------------                             ----------------
may be made known to the other party ("Receiving Party") during the term of
                                       ---------------
this Agreement.

     (b) All Confidential Information provided by the Disclosing Party is the sole property of the Disclosing Party. During the term of this Agreement and for three (3) years thereafter, the Receiving Party will keep in confidence and trust such Confidential Information, and will not use or disclose any Confidential Information or anything directly relating to it without the prior written consent of the

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

Disclosing Party, unless (i) compelled to disclose by judicial or administrative process or by other requirements of laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any governmental or regulatory authority or
(ii) disclosed in any action, suit, proceeding or arbitration brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder. Notwithstanding the foregoing, it is understood that, as used herein. "Confidential Information" shall not include information (i) which is generally
 ------------------------
known or becomes generally known in the trade or industry not as a result of a breach of this Agreement by the Receiving Party, (ii) which can be established to have been otherwise known to the Receiving Party prior to the disclosure by the Disclosing Party, (iii) subsequently disclosed to the Receiving Party by a third party, or (iv) which is independently developed by the Receiving Party without reliance on any Confidential Information of the Disclosing Party, in each case, not as a result of a breach of this Agreement by the Receiving Party.

     Section 10.14. Applicable Law; Jurisdiction. This Agreement shall be
                    ----------------------------
governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such state, without reference to the choice of law provisions thereof. The parties, for themselves and their respective affiliates, hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties or their respective affiliates pursuant to this Agreement in the negotiation, administration, performance or enforcement thereof.



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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TALK CITY, INC.                              HEARST COMMUNICATIONS, INC.

By: /s/ Signature Illegible                  By: /s/ Signature Illegible

Print Name: PETER FRIEDMAN                   Print Name: KENNETH A. BRONFIN
            --------------                               ------------------
Title: CEO                                   Title: SVP
       ---                                          ---

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